Exhibit 99.1

FOR IMMEDIATE RELEASE	PRESS RELEASE
July 20, 2005	Contact: Eric Majors
Tel.: 011.27.21.556.1155

MAXIMUM DYNAMICS, INC. TO PURSUE LIQUIDATION PLAN

Parklands, South Africa: Maximum Dynamics, Inc. (Pink Sheet: MXDY.PK) announced today that it intends to immediately pursue the following liquidation plan:

(1)
Aggressively pursue the sale of its 80% equity stake in Tagnet International, S.A. (“Tagnet”) to a single buyer under the following proposed terms: (a) Tagnet’s assets will be sold for cash to a single buyer; (2) the single buyer will form a new company with new management to continue the operations of Tagnet (“New Tagnet”); and (3) New Tagnet will offer Maximum Dynamics, Inc. shareholders the opportunity to exchange their shares of Maximum Dynamics, Inc. for shares of New Tagnet common stock; and

(2)
Business operations of its South African subsidiary, Maximum Dynamics, Inc. SA (Pty) Ltd., have been formally closed as of July 20, 2005, and the organization was placed into liquidation. Keto Business Solutions, (Pty) Ltd. was sold off for the equivalent of the cost of incorporation. There were no assets of value from either of the South African companies to be liquidated; and

(3)	Upon the completion of the asset sale, the Company intends to completely liquidate in accordance with Colorado law and distribute any available assets to the Company’s shareholders.

The Company has concluded that it will be unable to sustain its operations due to limited or irregular cash flow from current operations and the Company's inability to raise working capital through the sale of its common stock. Further, the Company has lost most of its employees through resignations.

On February 24, 2005, the Commission temporarily suspended trading of the common stock of the Company. The Commission, in the Release announcing the suspension (Securities and Exchange Act of 1934 Release 51247, dated February 24, 2005), stated: “The Commission temporarily suspended trading in the securities of Maximum because of questions regarding the accuracy of assertions to investors by Maximum in its most recent periodic filing (Form 10-QSB, filed December 3, 2004), and a press release dated January 10, 2005, concerning, among other things: 1) the reason why Maximum has experienced delays in fulfilling orders of its Tagnet product offering; and 2) that Maximum has signed an agreement that will enable it to offer its point-of-sale solutions to the prepaid market in Mexico and the United States.”

The temporary suspension of the trading of the Company’s common stock on the Over the Counter Bulletin Board has significantly hindered the ability of the Company to raise working capital through the sale of shares of its of Common Stock. While the Company will seek to provide information to the Commission to resolve any questions about the accuracy of the Company’s public filings raised in Commission Release 51247, the Company does not currently believe that it can afford the legal costs of contesting and seeking the removal of the suspension of the trading of its securities on the Over the Counter Bulletin Board or any related consequences of the suspension of trading, or that the market for the Company’s common stock will revive or can be sustained upon the lifting of the trading suspension and under current circumstances. The senior management of the Company has concluded that the best interests of the public shareholders of the Company will be best served by the liquidation plan.

The Company has been pursuing potential buyers of the assets of its subsidiaries since March 2005. This effort has included the Company approaching public companies about acquiring Tagnet as proposed under the liquidation plan. While there have been some expressions of interest from potential buyers and discussions with certain of those interested potential buyers, there can be no assurance that the Company can sell its assets, do so on commercially reasonable terms and conditions, or sell Tagnet as proposed above or at all.

The Company will maintain a website with the latest information regarding the Company, its status, a method to get in contact with the Company and management and to advise shareholders how they can participate in any exchange of Company common stock for “New Tagnet” common stock.

About Maximum

The primary business of the Company is development and leasing or sale of “Tagnet” which is a system wherein cell phone communications technology is used to track the location of a module that can also identify and monitor small credit card size devices, or "Tags".

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues" and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements. Actual results could also be affected by the risk factors described in Company’s current and future SEC reports and filings.